UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 29, 2006 (December 27, 2006)

CHINA SHEN ZHOU MINING & RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-03385-LA	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-68867292

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 21, 2006, China Shen Zhou Mining & Resources, Inc. (the “Company”) entered into a Notes Purchase Agreement with Citadel Equity Fund Ltd. (“Citadel”), under the terms of which Citadel purchased a total of $28 million in convertible senior notes (“Notes”). The Notes Purchase Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference.  The closing occurred, and payment for the Notes was made, on December 27, 2006. The transaction was completed under the Financing Term Sheet and Agreement between the Company and Citadel, as previously reported in Forms 8-K dated November 22, 2006 and December 7, 2006, and incorporated herein by reference.

The Notes were issued pursuant to an Indenture, dated as of December 27, 2006, with the Bank of New York, as trustee, filed as Exhibit 4.1 hereto and incorporated herein by reference.  The Notes bear interest at 6.75% per annum (subject to increase in certain circumstances), payable semiannually, and have a maturity date of December 27, 2012.   At maturity, the Company will be required to repay the accreted principal amount of the Notes.  The Notes are convertible at the option of the holders, at any time on or prior to maturity, into common shares of the Company at $3.20 per share (subject to adjustment in certain circumstances).  The Notes were issued in a private offering pursuant to Regulation S under the Securities Act of 1933.

The obligations under the Notes are secured by the common shares of the Company pledged under a Share Pledge Agreement among Citadel, Ms. Yu Xiao Jing and Mr. Xu Xue Ming, President and Secretary, respectively, and major shareholders of the Company (the “Major Shareholders”), and the Bank of New York, as collateral agent. Pursuant to the Share Pledge Agreement, Ms. Yu and Mr. Xu have pledged 14,917,000 common shares and 1,870,000 common shares, respectively, owned by them, or approximately 79% of the issued and outstanding common shares of the Company.

In connection with the transaction, the Company and the Major Shareholders entered into a Voting Agreement, dated as of December 27, 2006, with Citadel.  Pursuant to the Voting Agreement, Citadel will have the right to designate a director on the Company’s board of directors and, in certain circumstances, a second independent director.  The Voting Agreement is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The Company intends to use the proceeds from the Notes for the repayment of certain bridge notes issued to Citadel on December 1, 2006 and December 21, 2006 and to cover capital expenditures for existing and new mine properties in China and Kyrgyzstan and working capital needs.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-

Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)

Exhibits.

The following exhibits are filed with this report:

Exhibit No.

Exhibit Description

     4.1

Indenture

     10.1

Notes Purchase Agreement

     10.2

Voting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA SHEN ZHOU MINING & RESOURCES, INC.

 /s/ Yu Xiao-Jing

By:

Yu Xiao-Jing

President

Date:  December 29, 2006

EXHIBIT INDEX

Exhibit No.

Exhibit Description

     4.1

Indenture

     10.1

Notes Purchase Agreement

     10.2

Voting Agreement